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                                                                     Exhibit 4.3

                    FORM OF REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement (this "Agreement") is entered into as of June 30, 1998, by and between ASSOCIATED ESTATES REALTY CORPORATION, an Ohio corporation (the "Company"), and each of the persons who are signatories hereto (each, a "Holder").

                  WHEREAS, each Holder has entered into a purchase agreement for the sale of real property by Holder to the Company (the "Purchase Agreement") and a portion of the consideration paid by the Company for such real property is a number of common shares, without par value, of the Company specified in the Purchase Agreement; and

                  WHEREAS, the Company has agreed to provide the Holders with certain registration rights with respect to the shares received by those Holders, subject to the terms and conditions provided herein.

                  NOW, THEREFORE, in consideration of the foregoing, the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. CERTAIN DEFINITIONS.

                  As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "PERMITTED TRANSFEREE" shall mean, in the case of a Holder that is a group trust or corporation, any Person that is a beneficial owner or shareholder, respectively, therein and shall include the holders of the Class A Common Stock of MIG Residential REIT, Inc.

                  "PERSON" shall mean an individual, partnership, corporation, trust, or unincorporated organization, or a government or agency or political subdivision thereof.

                  "PROSPECTUS" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

                  "REGISTRABLE SHARES" shall mean (i) the Shares received in consideration for real property pursuant to the Purchase Agreements (excluding
(a) Shares for which a Registration Statement relating to the sale thereof shall have become effective under the Securities Act and which have been disposed of under such Registration Statement, and (b) Shares sold pursuant to Rule 144 under the Securities Act, and (ii) any securities of the Company that may be issued or distributed with respect to, in exchange or substitution for, or upon conversion of such Registrable Shares, or on account of such Registrable Shares


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as a result of any stock dividend, stock split, reverse split or other distribution, merger, combination, consolidation, recapitalization or reclassification or otherwise. All references in this Agreement to Rule 144 and subsections thereof shall refer to corresponding provisions of future law. Registrable Shares includes Shares held by other holders pursuant to other real estate purchase agreements by and between such holders and the Company, as contemplated by that certain Agreement and Plan of Merger, dated November 5, 1997, among the Company, MIG Realty Advisors, Inc. ("MIGRA") and certain stockholders of MIGRA.

                  "REGISTRATION EXPENSES" shall mean all expenses incident to performance of or compliance with this Agreement, including, without limitation:
(i) all SEC, stock exchange or NASD registration and filing fees; (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualification of any of the Registrable Shares and the preparation of a Blue Sky Memorandum) and compliance with the rules of the NASD; (iii) all out-of-pocket expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Shares on any securities exchange or exchanges; and (v) the fees and disbursements of counsel for the Company (other than its internal counsel) and of the independent public accountants of the Company, including the expenses of any special audit or "cold comfort" letters required by or incident to such performance and compliance. Registration Expenses shall specifically exclude underwriting discounts and commissions relating to the sale or disposition of Registrable Shares by the Holder, the fees and disbursements of counsel representing the Holder, and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by the Holder, all of which shall be borne by the Holder in all cases.

                  "REGISTRATION STATEMENT" shall mean any registration statement of the Company and any other entity required to be a registrant with respect to such registration statement pursuant to the requirements of the Securities Act which covers any of the Registrable Shares on an appropriate form, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SHARES" shall mean common shares, without par value, of the Company.

                  2. REGISTRATION.

                     (a) As soon as reasonably practicable, but no later than sixty days after the Closing Date (as defined in the Purchase Agreement), the Company at its sole cost and expense, will prepare and file with the SEC a Registration Statement on Form S-3 under Rule 415 promulgated under the Securities Act relating to the Registrable Shares (the "Initial Registration Statement").

                     (b) The Company will use all reasonable efforts to have the Initial Registration Statement declared effective by the SEC as promptly as practicable (which effective date may or may not occur before the Closing Date as defined in the Purchase Agreement) and to keep the Registration Statement continuously effective for a period ending on the date that is one (1) year following the date the Initial Registration Statement is declared effective by the SEC or until such earlier date on which the Holders no longer hold any Registrable Shares covered by the Initial Registration Statement. Holder




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acknowledges and agrees that the Company's exercise of "reasonable efforts"
under this Section 2(b) in connection with keeping the Initial Registration Statement continuously effective, shall not require the Company to alter or otherwise revise its disclosure practices nor shall the Company's obligation to use such "reasonable efforts" require the Company to accelerate any discussions or take any other actions in an effort to reduce the Black-Out Periods (as defined in Section 8). However, the Company will not invoke Black-Out Periods in excess of an aggregate of 180 days. In addition, if, in the aggregate, the Black-Out Periods exceed 120 days, then the Company's obligation to maintain the effectiveness of the Initial Registration Statement pursuant to this Section 2(b) will be extended by that number of days in excess of 120.

                     (c) If, at any time while the Registrable Shares are outstanding (without any obligation to do so) the Company proposes to file another Registration Statement under the Securities Act with respect to an offering of Shares which covers sales of Shares by holders of demand registration rights granted by the Company, the Company shall give prompt written notice of such proposed filing to the Holders. The notice referred to in the preceding sentence shall offer each of the Holders the opportunity to register such amount of Registrable Shares as they may request (a "PIGGYBACK REGISTRATION"). Subject to the provisions of Section 3 below, the Company shall include in such Piggyback Registration and in the registration and qualification for sale under the blue sky or securities laws of the various states, all Registrable Shares for which the Company has received a written request for inclusion therein within ten (10) calendar days after the notice referred to above has been given by the Company to the Holders. Each Holder shall be permitted to withdraw all or part of his Registrable Shares from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

                     (d) During the period beginning one year after the date of issuance of the Registrable Shares and ending two years after the date of such issuance, if the Company proposes to file a Registration Statement under the Securities Act with respect to an underwritten offering by the Company, for its own account, of any class of equity security (or any options, warrants or other securities convertible into, or exchangeable or exercisable for, equity securities) to be offered for cash (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) (a "Company Registration"), then the Company will give written notice of the proposed filing to the Holders at least 20 days before the filing date, and the notice will offer the Holders the opportunity to register such number of Registrable Shares as each Holder may request. If such offer is accepted by written notice to the Company within 10 days of the giving of the written notice provided for in the preceding sentence, the Company will use its best efforts to cause the managing underwriter or underwriters thereof to permit, the Holders of Registrable Shares requested to be included in the Company Registration for such offering to include such Registrable Shares in such offering on the same terms and conditions as the corresponding securities of the Company included therein. The number of Registrable Shares to be offered for the account of Holders will be 20% of the number of Shares to be offered by the Company (for example, if the Company proposes to offer 100,000 Shares, the number of Registrable Shares to be offered will be 20,000 for an aggregate offering of 120,000 Shares). If the Company receives acceptances from Holders to register Registrable Shares in excess of 20% of the number of Shares to be offered by the Company, then the amount of securities to be offered for the accounts of Holders of Registrable Shares shall be reduced PRO RATA to the extent necessary to reduce the total amount of Registrable Shares to be included in such offering to 20% of the number of Shares to be offered by the Company. If, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such Company Registration, the Company determines for any reason not to proceed with the proposed Company Registration, the Company may, at its election, give written notice of such determination to each Holder of Registrable Shares requested to be included in such registration and thereupon will be relieved of its obligation to register any Registrable Shares in connection with such registration.


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                  The Company will only be obligated to include Registrable
Shares in one Company Registration as determined by the Company in consultation with the managing underwriters. The Company will have no obligation to include Registrable Shares in a spot or "rapidly offered common" offering. Upon completion of a Company Registration in which notice to Holders pursuant to this
Section 2(d) was provided and the Registrable Shares of the applicable Holders were sold, the Holders will have no further right to include Registrable Shares in a Company Registration.

                  All Holders requesting to have Registrable Shares included in the Company Registration must sell their Registrable Shares to the underwriters who shall have been selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and contribution, as may be customary or appropriate in combined primary and secondary offerings.

                  Any Holder who elects to participate in a Company Registration must agree to enter into a contractual agreement with the managing underwriter or underwriters of the offering to refrain from sale or distribution of Registrable Shares (other than those Registrable Shares included in the Company Registration) during the 90-day period beginning on the effective date of the Registration Statement filed in connection with the Company Registration.

                     (e) The Company shall notify each Holder of the effectiveness of each Registration Statement which covers Registrable Shares and shall furnish to each Holder the number of copies of the Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Registration Statement or such other documents as each Holder may reasonably request in order to facilitate his sale of the Registrable Shares in the manner described in the Registration Statement.

                     (f) The Company shall prepare and file with the SEC from time to time such amendments and supplements to the Initial Registration Statement and Prospectus used in connection therewith (the "Initial Prospectus") as may be necessary to keep the Initial Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Shares until the earlier of (i) such time as all of the Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Holders as set forth in the Initial Registration Statement or (ii) the date on which the Initial Registration Statement ceases to be effective in accordance with the terms of this Section 2. The Company shall file any necessary listing applications or amendments to the existing applications to cause the Registrable Shares registered under any Registration Statement to be then listed or quoted on the primary exchange or quotation system on which the Registrable Shares are then listed or quoted and use its reasonable efforts to have the Registrable Shares so listed.

                     (g) The Company shall promptly notify the Holders of, and confirm in writing, any request by the SEC for amendments or supplements to any Registration Statement or the Prospectus related thereto or for additional information. In addition, the Company shall promptly notify the Holders of, and confirm in writing, the filing of any Registration Statement or any Prospectus, amendment or supplement related thereto or any post-effective amendment to the Registration Statement and the effectiveness of any post-effective amendment.

                     (h) At any time when a Prospectus relating to a Registration Statement is required to be delivered under the Securities Act, the Company shall immediately notify the Holders of the happening of any event as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to


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be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In such event, the Company shall promptly prepare and furnish to each Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company will, if necessary, amend the Registration Statement of which such Prospectus is a part to reflect such amendment or supplement.

                     (i) The Company shall use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the Registration Statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                     (j) The Company shall use its reasonable efforts (including, without limitation, calling for a meeting to obtain, through the use of reasonable efforts, the approval of the Company's shareholders as required by the New York Stock Exchange or its rules) to cause any Shares issued to Holders to be approved for listing on the New York Stock Exchange, subject to official notice of issuance.

                   3. STATE SECURITIES LAWS. Subject to the conditions set forth in this Agreement, the Company shall, in connection with the filing of any Registration Statement hereunder, file such documents as may be necessary under the securities or "Blue Sky" laws of such states as a Holder may reasonably request and otherwise use its reasonable efforts to have the Registrable Shares registered, qualified or otherwise eligible for sale.

                   4. EXPENSES. The Company will bear all Registration Expenses incurred in connection with Registration Statements filed pursuant to Section 2(a). In all cases, the Holders shall be responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Shares sold by it and for any legal, accounting and other expenses incurred by it. The Holders shall also bear their pro rata shares of any Registration Expenses incurred in connection with any Piggyback Registration.

                   5. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Holder and its directors, officers, employees, agents, trustees, and partners and each Person, if any, who controls such Holder (within the meaning of the Securities Act or Exchange Act) against all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable fees, expenses and disbursements of attorneys and other professionals), joint or several, arising out of or based upon (a) any violation or alleged violation by the Company of any rule or regulation promulgated under the Securities Act or the Exchange Act or any state securities and, in each case, any rule or regulations promulgated thereunder, applicable to the Company and relating to action or inaction required of the Company in connection with any Registration Statement or Prospectus, or (b) upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or any Prospectus, (including, in each case, any amendments or supplements thereto) or
(c) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company shall not be liable to a Holder in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (x) an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus,


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amendment or supplement in reliance upon and in conformity with information regarding a Holder or his plan of distribution or ownership interests which was furnished to the Company for use in connection with the Registration Statement or the Prospectus contained therein by the Holder or the Holder's representatives or (y) such Holder's failure to send or give a copy of the final prospectus furnished to it by the Company through no fault of the Company at or prior to the time such action is required by the Securities Act to the Person claiming an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such final prospectus. The Company will reimburse such Holder and its directors, officers, employees, agents, trustees and partners, and any Person who controls such Holder, for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability, cost, expense or action.

                   6. COVENANTS OF THE HOLDER. Each Holder hereby severally agrees (a) to cooperate with the Company and to furnish to the Company all such information concerning its plan of distribution and ownership interests with respect to its Registrable Shares in connection with the preparation of the Registration Statement and any filings with any state securities commissions as the Company may reasonably request, (b) to deliver or cause delivery of the Prospectus contained in the Registration Statement to any purchaser of the shares covered by the Registration Statement from the Holder, and (c) to indemnify the Company, its officers, directors, employees, agents, representatives and affiliates, and each Person, if any, who controls the Company within the meaning of the Securities Act, and each other Person, if any, subject to liability because of his connection with the Company, against all losses, claims, damages, actions, liabilities, costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in either a Registration Statement or the Prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if and solely to the extent that such statement or omission occurs from reliance upon and in conformity with written information regarding such Holder, its plan of distribution or ownership interests, which was furnished to the Company by such Holder or the Holder's representatives expressly for use therein or (ii) the failure by such Holder to deliver or cause to be delivered the Prospectus contained in the Registration Statement (as amended or supplemented, if applicable) furnished by the Company to such Holder to any purchaser of the Registrable Shares covered by the Registration Statement from such Holder through no fault of the Company. The obligation of a Holder to provide indemnification under this Section 6 shall be limited to the proceeds (net of underwriting commissions and discounts) received by such Holder from the sale of Registrable Shares under the Registration Statement which gives rise to such obligation.

                   7. SUSPENSION OF REGISTRATION REQUIREMENT.

                     (a) The Company shall promptly notify each Holder of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose. The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of any such Registration Statement at the earliest possible moment.

                     (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to use all reasonable efforts to cause a Registration Statement and any filings with any state securities commission to become or remain effective or to amend or supplement a Registration Statement shall be suspended in the event and during such period as circumstances exist (including without limitation (i) pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require additional disclosure of material information by the Company in the Registration Statement, as to which the Company has a bona fide business purpose for preserving confidentiality or which renders the Company unable to comply with the

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Securities Act and the rules and regulations promulgated by the SEC thereunder);
and (ii) in the case of a Company Registration, if, and to the extent that, the Company is advised by the underwriters that sale of Registrable Shares (except for those Registrable Shares included in the Company Registration) would have a material adverse effect on the offering (such circumstances being hereinafter referred to as a "SUSPENSION EVENT")) that would make it impractical or inadvisable to cause the Registration Statement or such filings to become effective or to amend or supplement the Registration Statement, but such suspension shall continue only for so long as such event or its effect is continuing. The Company shall notify each Holder of the existence and, in the case of circumstances referred to in clause (i) of this Section 7(b), nature of any Suspension Event.

                   8. BLACK-OUT PERIOD. Following the effectiveness of any Registration Statement and the filings with any state securities commissions, each Holder agrees that he will not effect any sales of the Registrable Shares pursuant to the Registration Statement or any such filings at any time after he has received notice from the Company to suspend sales as a result of the occurrence or existence of any Suspension Event with respect to such Registration Statement or so that the Company may correct or update such Registration Statement or such filing (a "Black-Out Period"). Each Holder may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement or such filings following further notice to such effect from the Company, which notice shall be given by the Company not later than three (3) days after the conclusion of any such Suspension Event.

                   9. RULE 144. For a period of two (2) years following the Closing Date (as defined in the Purchase Agreement), the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (or, if the Company is not required to file such reports, it will, upon the request of Holder, make publicly available other information so long as necessary to permit sales under Rule 144 of the Securities Act ("Rule 144")) and it will take such further action as Holder may reasonably request, all to the extent required from time to time to enable Holder to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 as may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of Holder, the Company will deliver to Seller a written statement as to whether it has complied with such requirements.

                  10. ADDITIONAL SHARES. The Company, at its option, may register, under any Registration Statement (other than the Initial Registration Statement) and any filings with any state securities commissions filed pursuant to this Agreement (other than in connection with the Initial Registration Statement), any number of unissued Shares of the Company or any Shares of the Company owned by any other shareholder or shareholders of the Company.

                  11. REGISTRATION PROCEDURES.

                      (a) The Company shall provide a transfer agent and registrar for the Registrable Shares not later than the effective date of such Registration Statement and thereafter maintain such a transfer agent and registrar; and otherwise cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any restrictive legends, other than as provided in the Company's Articles of Incorporation;

                      (b) The Company shall provide such information and make available appropriate management personnel as may reasonably be requested by the Holders in connection with any "road show" or related selling activity.

                      (c) The Company shall deliver to each Holder, at least thirty (30) days prior to the filing of a Registration Statement, a notice which sets forth the name and number of shares


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proposed to be shown in the Registration Statement with respect to such Holder, to the extent such Holder is to be listed in the Registration Statement as a selling stockholder; PROVIDED THAT, if such Holder provides corrected information for inclusion in the Registration Statement within fifteen (15) days after the date the notice is delivered, the Company shall instead include such corrected information with respect to such Holder.

                  12. CONTRIBUTION. If the indemnification provided for in Sections 5 and 6 is unavailable to an indemnified party with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then the Company or the Holder, whichever is the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, HOWEVER, that in no event shall the obligation of the Company or the Holder, as indemnifying party, to contribute under this Section 10 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 5 or 6 hereof had been available under the circumstances.

                      The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

                      Notwithstanding the provisions of this Section 12, no Holder shall be required to contribute any amount in excess of the amount by which the proceeds (net of underwriting commissions and discounts) to such Holder from the sale of such Holder's Registrable Shares sold pursuant to the Registration Statement which give to such obligation to contribute (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such loss, claim, damage, liability, cost or expense arising from the sale of the Registrable Shares) exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

                  13. NOTICE; RIGHT TO DEFEND. Promptly after receipt by an indemnified party under this Agreement of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Agreement, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, if the indemnifying party agrees in writing that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnified party reasonably believes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual


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or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Agreement only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party other than under this Agreement.

                  14. SURVIVAL OF INDEMNITY AND CONTRIBUTION. The indemnification and contribution provided by this Agreement shall be a continuing right to indemnification and contribution and shall survive the registration and sale of any securities by any Person entitled to indemnification or contribution hereunder and the expiration or termination of this Agreement.

                  15. NO OTHER OBLIGATION TO REGISTER. Except as otherwise expressly provided in this Agreement, the Company shall have no obligation to any Holder to register the Registrable Shares under the Securities Act.

                  16. AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified, or supplemented or waived without the prior written consent of (a) the Company and (b) Holders who, at the time of such amendment, own a majority of the Registrable Shares then covered by this Agreement.

                  17. NOTICES. Except as set forth below, all notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid or courier or overnight delivery service to the respective parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

         If to the Company:         Associated Estates Realty Corporation
                                    5025 Swetland Court
                                    Richmond Heights, Ohio 44143
                                    Attn:  Martin A. Fishman
                                    Telephone:  (216) 473-8780
                                    Facsimile:  (216) 473-8105

         with a copy to:            Albert T. Adams
                                    Baker & Hostetler LLP
                                    3200 National City Center
                                    1900 East Ninth Street
                                    Cleveland, Ohio 44114
                                    Telephone:  (216) 861-7499
                                    Facsimile:  (216) 696-0740

         If to the Holder:          At the address set forth below that
                                    Holder's signature.

                      In addition to the manner of notice permitted above, notices given by the Company pursuant to Sections 2, 7 and 8 hereof may be effected telephonically and confirmed in writing thereafter in the manner described above.

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                  18. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be assigned by a Holder solely to a Permitted Transferee and may not be otherwise assigned and any attempted assignment hereof by a Holder in violation of the foregoing will be void and of no effect and shall terminate all obligations of the Company hereunder to such Holder; PROVIDED THAT a Holder may assign his rights hereunder in connection with any of the following types of dispositions of Registrable Shares:

                      (a) a disposition by the Holder pursuant to a pledge, grant of security interest or other encumbrance effected in a bona fide transaction with an unrelated and unaffiliated pledgee;

                      (b) a disposition to another Holder; and

                      (c) at the sole discretion of the Company, a disposition to a "qualified institutional buyer" (as that term is defined in Rule 144A promulgated under the Securities Act) or an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act)

PROVIDED, FURTHER, however, that any such assignment shall be effective only if, the disposition is permitted under applicable federal or state securities laws.

                      In the event a Holder assigns its rights hereunder, the Registrable Shares shall remain subject to this Agreement and, as a condition of the validity of such assignment, the transferee shall be required to execute and deliver a counterpart of this Agreement (except that a pledgee shall not be required to execute and deliver a counterpart of this Agreement until it forecloses upon such Shares). Thereafter, such transferee (including, without limitation, a Permitted Transferee) shall be deemed to be a Holder for purposes of this Agreement.

                  19. AUTHORIZATION; NO CONFLICTS. The execution and delivery of this Agreement by the Company and the performance by the Company of its covenants and agreements under this Agreement have been, or at the time of such performance will have been, duly authorized by all necessary corporate action on the part of the Company, and all required consents to the transactions contemplated hereby have been obtained by the Company, or at the time of such performance will have been received by the Company. The execution, delivery and performance by the Company of this Agreement, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with, or violate any provisions of, the Articles of Incorporation or Code of Regulations of the Company; (b) conflict with, or violate any provision of, any statute, law, ordinance, regulation, rule, order, writ or injunction having applicability to the Company or any of its assets; (c) result in a breach or acceleration of the maturity of any loan or credit agreement to which the Company is a party or by which any of its assets may be affected; or (d) conflict with, result in any breach of, or constitute a default under any agreement to which the Company is a party or by which it or any of its assets are bound; except (in the case of clauses (b), (c) and (d) above) for such conflicts, violations, breaches or defaults (i) as will not have a material adverse effect on the business or financial condition of the Company or the transactions contemplated herein, or (ii) with respect to which consents or waivers shall be obtained prior to the Company's performance of its obligations hereunder.

                  20. SPECIFIC PERFORMANCE. The parties hereto acknowledge that the obligations undertaken by them hereunder are unique and that there would not be adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to (a) compel specific performance of the obligations, covenants and agreements of any other party under the Agreement in



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accordance with the terms and conditions of this Agreement and (b) obtain preliminary injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement in any court of the Unites States or any State thereof having jurisdiction (each party waives the requirement of the posting of any bond or security in connection with any proceedings or any injunction issued in connection with this Section 20).

                  21. TIME OF THE ESSENCE. Time is of the essence in the performance of this Agreement.

                  22. ATTORNEYS' FEES. Should either party employ attorneys to enforce any of the provisions of this Agreement, the party against whom any final judgement is entered agrees to pay the prevailing party all reasonable costs, charges and expenses, including reasonable attorneys' fees, expended or incurred by the prevailing party in connection therewith.

                  23. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  24. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio applicable to contracts made and to be performed wholly within said State.

                  25. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

                  26. ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

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



                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                            ASSOCIATED ESTATES REALTY CORPORATION

                            By: ___________________________________

                            Its:  ___________________________________


                                      HOLDERS:



                                      By:_______________________________



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